                         INDEPENDENT AUDITOR'S REPORT


The Boards of Directors
INDIANA DIALYSIS SERVICES, P.C. ET AL
Indianapolis, Indiana

        We have audited the accompanying combined balance sheet of INDIANA DIALYSIS SERVICES, P.C. ET AL as of December 31, 1996, and the related combined statements of income and retained earnings, and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of INDIANA DIALYSIS SERVICES, P.C. ET AL at December 31, 1996, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

        Our audit was conducted for the purpose of forming an opinion on the combined financial statements taken as a whole. The supplementary information in the Table of Contents, as of and for the year ended December 31, 1996, has been subjected to the auditing procedures applied in the audit of the basic combined financial statments and is presented for purposes of additional analysis rather than to present financial position and results of operations of the individual companies. Accordingly, we do not express an opinion on the financial position and results of operations of the individual companies. However, in our opinion, the supplementary information is fairly stated in all material respects in relation to the combined financial statements taken as a whole.


                                                 Blue & Co.

Indianapolis, Indiana
May 16, 1997

                    INDIANA DIALYSIS SERVICES, P.C. ET AL


                            COMBINED BALANCE SHEET
                              DECEMBER 31, 1996



                                    ASSETS


CURRENT ASSETS:
  Cash and cash equivalents                                        $2,343,629
  Patient accounts receivable, net of allowance for
    doubtful accounts of $384,000                                   2,732,821
  Other accounts receivable                                            45,240
  Inventories                                                         291,882
  Prepaid expenses and other assets                                    38,037
                                                                   ----------
       Total current assets                                         5,451,609

PROPERTY AND EQUIPMENT, NET                                         2,712,993
ORGANIZATIONAL COSTS                                                   43,110
                                                                   ----------
                                                                   $8,207,712
                                                                   ==========

                        LIABILITIES AND OWNERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                                                 $  487,311
  Accrued payroll and withholdings                                    316,454
  Accrued pension expense                                             304,927
  Refunds payable                                                     194,383
  Due to third party payors                                           427,874
  Other accured expenses                                               33,288
                                                                   ----------
       Total current liabilities                                    1,764,237
                                                                   ----------
OWNERS' EQUITY:
  Common stock                                                        658,484
  Partners' contribution                                              659,500
  Members' contribution                                               372,500
  Additional paid-in capital                                          177,471
  Retained earnings                                                 4,575,520
                                                                   ----------
       Total owners' equity                                         6,443,475
                                                                   ----------
                                                                   $8,207,712
                                                                   ==========

See accompanying notes to Combined financial statements.

                    INDIANA DIALYSIS SERVICES, P.C. ET AL



              COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
                         YEAR ENDED DECEMBER 31, 1996


NET PATIENT SERVICE REVENUE                                     $16,941,830
                                                                -----------
OPERATING EXPENSES:
  Patient care costs                                             10,689,964
  General and administrative                                      1,946,631
  Provision for bad debts                                           294,501
  Depreciation and amortization                                     525,518
                                                                 ----------
      Total operating expenses                                   13,456,614
                                                                -----------
      Income from operations                                      3,485,216
                                                                -----------
OTHER INCOME (EXPENSE):
  Interest income                                                   108,324
  Other income (expense)                                             (5,012)
                                                                -----------
      Other income (expense), net                                   103,312
                                                                -----------
      Net income                                                  3,588,528
RETAINED EARNINGS, BEGINNING OF YEAR                              3,434,492
DIVIDENDS AND DRAWS                                              (2,447,500)
                                                                -----------
RETAINED EARNINGS, END OF YEAR                                  $ 4,575,520
                                                                ===========


See accompanying notes to Combined financial statements.

                    INDIANA DIALYSIS SERVICES, P.C. ET AL



                       COMBINED STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                      $ 3,588,528
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                                      510,971
    Amortization                                                       14,547
    Gain on sale of equipment                                          (2,306)
    Changes in assets and liabilities:
      Patient accounts receivable                                    (608,907)
      Other accounts receivable                                       (45,240)
      Inventories                                                     (33,455)
      Prepaid expenses and other assets                               (11,461)
      Accounts payable                                                241,044
      Accrued payroll and withholdings                                 61,645
      Accrued pension expense                                          24,831
      Refunds payable                                                 (47,100)
      Due to third party payors                                       427,874
      Other accrued expenses                                          (35,319)
                                                                  -----------
         Net cash provided by operating activities                  4,085,652
                                                                  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                             (1,002,130)
  Proceeds from sale of equipment                                      11,420
                                                                  -----------
         Net cash used in investing activities                       (990,710)
                                                                  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends/draws paid                                             (2,447,500)
  Principal payments under note payable                               (26,500)
                                                                  -----------
         Net cash used in financing activities                     (2,474,000)
                                                                  -----------
         Net increase                                                 620,942
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                        1,722,687
                                                                  -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                            $ 2,343,629
                                                                  ===========



See accompanying notes to Combined financial statements.

                    INDIANA DIALYSIS SERVICES, P.C. ET AL

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996


1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Principles of Combination

       The accompanying combined financial statements include the accounts of INDIANA DIALYSIS SERVICES P.C. (d/b/a SOUTHEASTERN INDIANA KIDNEY
    CENTER LLC) ("IDS"), INDIANA KIDNEY CENTER ("IKC"), ST. VINCENT DIALYSES CENTER ("SVDC"), ST. JOSEPH DIALYSIS CENTER ("SJDC"), INDIANA KIDNEY CENTER SOUTH, LLC ("IKCS"), and EASTERN INDIANA KIDNEY CENTER ("EIKC"), collectively referred to as the "Companies". The Companies operate seven
    (7) freestanding dialysis centers throughout the State of Indiana. The Companies provide nephrology services to patients with kidney disease, including patients suffering from chronic kidney failure, also known as end-stage renal disease. The financial statements are presented on a combined basis because IDS owns a financial interest in the other entities and because of commonality of administration and operations.

    Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash Equivalents

       The Companies consider all highly-liquid investments with a maturity of three months or less to be cash equivalents.

    Inventories

       Inventories consist of drugs, supplies, and parts consumed in dialysis treatments and are stated at the lower of cost or market with cost being determined using the first-in, first-out (FIFO) method.

    Property and Equipment

       Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The estimated useful lives for the principal depreciable asset classifications are as follows:

                                                     Ranges of
                  Description                        Useful Lives
                  -----------                        ------------
                  Leasehold improvements              5-31 years
                  Dialysis equipment                  5-10 years
                  Furniture and fixtures               5-7 years
                  Computer equipment                     5 years


       Major repairs to equipment are capitalized while minor repairs are expensed as incurred.

                    INDIANA DIALYSIS SERVICES, P.C. ET AL

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

Federal and State Income Taxes

   The stockholders of IDS have elected, under the applicable provisions of the Internal Revenue Code, to be taxed as an "S" Corporation. Under these provisions, net taxable income is taxed directly to the stockholders. IKC, SVDC, SJDC and EIKC are partnerships and IKCS is a limited liability company in which taxable income is taxed directly to the partners and members. Accordingly, the accompanying combined financial statements do not include any provision for Federal or state taxes on the income of the Companies.

Organizational Costs

   Organizational costs are amortized ratably over a period of 60 months. Current year amortization expense was $14,547.

Patient Accounts Receivable and Net Patient Service Revenue

   Patient accounts receivable and net patient service revenue are recorded at the estimated net realizable amount from Medicare, Medicaid, patients, commercial insurers and other third-party payors for services rendered. The Medicare and Medicaid programs reimburse the Companies at amounts that are different than the Companies' established rates. Contractual adjustments under these agreements represent the difference between the amounts billed for these services and the amounts that are reimbursable by third-party payors. A summary of the basis for reimbursement with these payors follows:

   Medicare

       The Companies are paid by the Medicare program on a prospective payment system for dialysis services. Each facility receives a composite rate that is adjusted to account for geographic differences in the cost of labor.

   Medicaid

       Medicaid is a state administered program which reimburses the Companies for dialysis services rendered.

   Other

       Other repayments from patients, commercial insurers and other third-party payors are received pursuant to a variety of reimbursement arrangements, which are generally higher than those payments received from the Medicare and Medicaid programs.

   Allowance for Doubtful Accounts

       The allowance for doubtful accounts represents management's estimate of potential credit losses associated with amounts due from patients, commercial insurers and other third-party payors. Management does not believe that receivables from the Medicare and Medicaid programs represent any credit risk.

                    INDIANA DIALYSIS SERVICES, P.C. ET AL

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996


2. PROPERTY AND EQUIPMENT

      Property and equipment consist of the following:

         Leasehold improvements                          $ 1,089,459
         Dialysis equipment                                2,738,257
         Furniture and fixtures                              171,773
         Computer equipment                                  162,871
                                                         -----------
                                                           4,162,360
         Accumulated depreciation                         (1,449,367)
                                                         -----------
                                                         $ 2,712,993
                                                         ===========

3. COMMON STOCK, PARTNERS' CONTRIBUTED CAPITAL, MEMBERS'
   CONTRIBUTED CAPITAL AND DIVIDENDS/DRAWS PAID

      The common stock of IDS consists of 20,000 shares of authorized no par value stock of which 10,000 shares were issued and outstanding at December 31, 1996. Dividends paid for the year ended December 31, 1996 were $1,135,500.

      The members' contributed capital of IKCS consists of the initial capital contribution provided by the members of $500,000. There were no distributions to members for the year ended December 31, 1996.

      The partners' contributed capital consists of the initial capital contribution provided by the partners. The partners' contributed capital and withdrawals by entity are as follows:

                                Partners'
        Entity            Contributed Capital           Withdrawals
        ------            -------------------           -----------
          IKC                   $250,000                  $900,000
         SVDC                   $290,000                  $550,000
         SJDC                   $460,000                  $690,000
         EIKC                   $220,000                  $360,000

4. PENSION PLANS

      The Companies have a 401(k) Profit Sharing Plan and a Money Purchase Pension Plan available for eligible employees.

      The 401(k) Profit Sharing Plan requires employer matching contributions equal to 33.33% of each participant's compensation reduction up to 9% of the participants's total compensation. In addition, the plan allows for a special contribution to non-key employees equal to a percentage of each participant's compensation, determined each year by the employer, and a discretionary profit sharing contribution determined by the Board of Directors of the Companies. The Companies matching and discretionary contributions to the 401(k) Profit Sharing Plan were $37,780 and $138,234, respectively, in 1996.

                    INDIANA DIALYSIS SERVICES, P.C. ET AL

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

      The Money Purchase Pension Plan requires employer contributions equal to 5.7% of each participant's compensation plus 5.7% the amount of compensation in excess of the Social Security Wage Base ($62,700 in 1996). The Companies contribution to the Money Purchase Pension Plan was $128,913 in 1996.

5. OPERATING LEASES

      The Companies lease certain office and patient service facilities with terms ranging from 3 to 15 years and monthly payments ranging from $1,200 to $8,200. Future minimum lease payments required under the terms of noncancelable operating lease agreements with initial terms of one year or more at December 31, 1996, are as follows:

             Year Ending
             December 31,
             ------------
                    1997                     $   456,933
                    1998                         472,381
                    1999                         459,049
                    2000                         269,989
                    2001                         224,542
                    Thereafter                 1,232,232
                                              ----------
                                              $3,115,126
                                              ==========


      Total operating lease expense charged to operations in 1996 was approximately $498,000.

6. CONCENTRATION OF CREDIT RISK

      The Companies grant credit without collateral to their patients, most of whom are insured under third-party payor agreements. The mix of net patient service revenue for year ended December 31, 1996 is as follows:

                Medicare and Medicaid                62%
                Blue Cross                           14%
                Other commercial carriers            16%
                Patients and self-pay                 6%
                Other                                 2%
                                                    ----
                                                    100%
                                                    ====

      The Companies maintain a significant portion of their cash balances in one institution. At times, these balances exceed the $100,000 Federal Deposit Insurance Corporation insurance limitation.

                    INDIANA DIALYSIS SERVICES, P.C. ET AL


                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996


7.  RELATED PARTY TRANSACTIONS

        Physician and medical director services are provided to the Companies by shareholders, members, partners or legal entities owned by the owners of the Companies. Physician and medical director fees were $244,500 in 1996. Management fees, which comprise administrative expenses and general overhead expenses were $771,795 in 1996.

        Certain hospitals which have an ownership in the Companies provide consulting services. These costs aggregated $21,536 in 1996. In addition, the Companies provide treatment services to these hospitals, revenues from which were $783,407 in 1996.

8.  CONTINGENCY

        In April 1995, the Health Care Financing Administration ("HCFA") revised previous interpretations of Medicare Secondary Payor provisions regarding Medicare and employer group health plans, HCFA's revised interpretation required Medicare to serve as the primary payor rather than the employer group health plan if certain beneficiary eligibility conditions were present.

        HCFA also attempted to apply this revision retroactively to August 1993. Retroactive application would require the Companies to refund amounts collected as primary payors from employer group health plans if the employer group health plans were not already serving as primary payors.

        In June of 1995, a U.S. District Court issued preliminary injuction prohibiting HCFA from applying its revised interpretations retroactively. A final ruling on the retroactive application has not been issued by the Court.

        The Companies believe the reimbursement from the employer group health plans was higher than Medicare reimbursement for this retroactive period. An unfavorable ruling would result in a maximum liability of $984,000. The Companies believe an adverse ruling is unlikely. Therefore, no provision has been made in the combined financial statements at December 31, 1996.

9.  SUBSEQUENT EVENT

        Effective February 1, 1997, the Companies were acquired by Renal Care Group, Inc. ("RCG"). The aggregate purchase price for the assets acquired and the assumption of certain liabilities was $36,300,000, including $7,200,000 of RCG's common stock. The acquisition was accounted for by the purchase method.

                          SUPPLEMENTARY INFORMATION

                    INDIANA DIALYSIS SERVICES, P.C. ET AL

                           COMBINING BALANCE SHEETS
                              DECEMBER 31, 1996


ASSETS
                                        EIKC       IDS         IKC        IKCS      SVDC        SJDC      Eliminations     Total
                                      --------  ----------  ----------  --------  ----------  ----------  ------------   ----------
CURRENT ASSETS:
 Cash and cash equivalents            $295,079  $  281,336  $  444,329  $ 27,063  $  970,321  $  325,501  $              $2,343,629
 Patient accounts receivable, net      249,351      86,116     569,826   102,340   1,206,946     518,242                  2,732,821
 Other accounts receivable                 790      40,009       1,083       363       5,058         574       (2,637)       45,240
 Inventories                            50,953      14,950      67,138    24,035     111,596      23,210                    291,882
 Prepaid expenses and other assets      15,084         775      10,092     7,412       3,211       1,463                     38,037
                                      --------  ----------  ----------  --------  ----------  ----------  ------------   ----------
    Total current assets               611,257     423,186   1,092,468   161,213   2,297,132     868,990        (2,637)   5,451,609

INVESTMENT IN SUBSIDIARY                   -0-   2,738,533         -0-       -0-         -0-         -0-    (2,738,533)         -0-
PROPERTY AND EQUIPMENT, NET            316,329     135,687     541,798   315,048     935,411     468,720                  2,712,993
ORGANIZATIONAL COSTS                       -0-      32,683         -0-     7,843       1,355       1,229                     43,110
                                      --------  ----------  ----------  --------  ----------  ----------  ------------   ----------
                                      $927,586  $3,330,089  $1,634,266  $484,104  $3,233,898  $1,338,939  $ (2,741,170)  $8,207,712
                                      ========  ==========  ==========  ========  ==========  ==========  ============   ==========
LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
 Accounts Payable                     $ 64,176  $   19,154  $  115,879  $ 21,166  $  174,446  $   95,127  $     (2,637)  $  487,311
 Accrued payroll and withholdings       47,386      10,492      65,982    18,139     133,767      40,688                    316,454
 Accrued pension expense                34,110       8,668      67,429    14,238     125,536      54,946                    304,927
 Refunds payable                         2,515     143,763       4,052       -0-      40,892       3,161                    194,383
 Due to third party payors              10,722      36,617      62,450    12,032     225,136      80,917                    427,874
 Other accrued expenses                  3,708       2,974       3,667       483      18,548       3,908                     33,288
                                      --------  ----------  ----------  --------  ----------  ----------  ------------   ----------
    Total current liabilities          162,617     221,668     319,459    66,058     718,325     278,747        (2,637)   1,764,237
                                      --------  ----------  ----------  --------  ----------  ----------  ------------   ----------

OWNERS' EQUITY:
 Common stock                              -0-     658,484         -0-       -0-         -0-         -0-                    658,484
 Partners' contribution                220,000         -0-     250,000       -0-     290,000     460,000      (560,500)     659,500
 Members' contribution                     -0-         -0-         -0-   500,000         -0-         -0-      (127,500)     372,500
 Additional paid-in capital                -0-     177,471         -0-       -0-         -0-         -0-                    177,471
 Retained earnings                     544,969   2,272,466   1,064,807   (81,954)  2,225,573     600,192    (2,050,533)   4,575,520
                                      --------  ----------  ----------  --------  ----------  ----------  ------------   ----------
    Total owners' equity               764,969   3,108,421   1,314,807   418,046   2,515,573   1,060,192    (2,738,533)   6,443,475
                                      --------  ----------  ----------  --------  ----------  ----------  ------------   ----------
                                      $927,586  $3,330,089  $1,634,266  $484,104  $3,233,898  $1,338,939  $ (2,741,170)  $8,207,712
                                      ========  ==========  ==========  ========  ==========  ==========  ============   ==========


See Independent Auditor's Report on Page 1.

                    INDIANA DIALYSIS SERVICES, P.C. ET AL


             COMBINING STATEMENTS OF INCOME AND RETAINED EARNINGS
                         YEAR ENDED DECEMBER 31, 1996


                                    EIKC          IDS         IKC        IKCS        SVDC        SJDC      Eliminations     Total
                                    ----          ---         ---        ----        ----        ----      ------------     -----
NET PATIENT SERVICE REVENUE      $2,047,533   $ 2,293,982  $4,136,938  $649,074   $6,442,862  $3,062,537  $(1,691,096)  $16,941,830
                                 ----------   -----------  ----------  --------   ----------  ----------  -----------   -----------
OPERATING EXPENSES:
  Patient care costs              1,420,531       414,120   2,502,343   453,808    4,048,037   1,851,125                 10,689,964
  General and administrative        300,159       111,058     520,033   173,343      533,252     308,786                  1,946,631
  Provision for bad debts            48,772        14,742      42,492    14,906      116,252      57,337                    294,501
  Depreciation and amortization      73,141        41,457     112,679    65,670      131,946     100,625                    525,518
                                 ----------   -----------  ----------  --------   ----------  ----------  -----------   -----------
    Total operating expenses      1,842,603       581,377   3,177,547   707,727    4,829,487   2,317,873          -0-    13,456,614
                                 ----------   -----------  ----------  --------   ----------  ----------  -----------   -----------
    Income from operations          204,930     1,712,605     959,391   (58,653)   1,613,375     744,664   (1,691,096)    3,485,216
                                 ----------   -----------  ----------  --------   ----------  ----------  -----------   -----------
OTHER INCOME (EXPENSE):
  Interest income                     9,635        15,282      25,707    (1,396)      38,380      20,716                    108,324
  Other income (expense)                 (3)       (6,329)      3,465       (42)      (1,595)       (508)                    (5,012)
                                 ----------   -----------  ----------  --------   ----------  ----------  -----------   -----------
    Other income (expense),
     net                              9,632         8,953      29,172    (1,438)      36,785      20,208          -0-       103,312
                                 ----------   -----------  ----------  ---------  ----------  ----------  -----------   -----------
    Net income                      214,562     1,721,558     988,563   (60,091)   1,650,160     764,872   (1,691,096)    3,588,528
RETAINED EARNINGS, BEGINNING
 OF YEAR                            690,407     1,686,408     976,244   (21,863)   1,125,413     525,320   (1,547,437)    3,434,492
DIVIDENDS AND DRAWS                (360,000)   (1,135,500)   (900,000)      -0-     (550,000)   (690,000)   1,188,000    (2,447,500)
                                 ----------   -----------  ----------  --------   ----------  ----------   ----------   ------------
RETAINED EARNINGS, END OF
 YEAR                            $  544,969   $ 2,272,466  $1,064,807  $(81,954)  $2,225,573  $  600,192  $(2,050,533)  $ 4,575,520
                                 ==========   ===========  ==========  ========   ==========  ==========  ===========   ===========


See Independent Auditor's Report on Page 1.

                             RENAL CARE GROUP, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                              The Company      Acquisition      Pro Forma
                                                              (Historical)     (Historical)    Adjustments      Combined
                                                               ----------       ----------     -----------     ----------
Assets
Current assets:
           Cash and cash equivalents                            $   47,624       $  2,344       $ (2,344)  a   $   18,524
                                                                                                $(29,100)  c
           Investments, held to maturity                             5,814              -                           5,814
           Accounts receivable, net                                 28,842          2,778         (2,778)  a       28,842
           Inventories                                               2,658            292                           2,950
           Prepaid Expenses and other current assets                 1,540             38                           1,578
                                                                ----------       --------       --------       ----------
Total current assets                                                86,478          5,452        (34,222)          57,708

Property and equipment, net                                         30,739          2,713                          33,452
Goodwill, net                                                       11,066              -         31,817   c       42,883
Intangible assets, net                                               2,749             43            (43)  a        2,749
Other long term assets                                                 780            -                               780
                                                                ----------       --------       --------       ----------
Total assets                                                    $  131,812       $  8,208       $ (2,448)      $  137,572
                                                                ==========       ========       ========       ==========


Liabilities and stockholders' equity Current liabilities:

           Accounts payable                                     $    7,984       $    487       $   (487)  a   $    7,984
           Accrued wages and benefits                                6,263            622           (622)  a        6,263
           Due to third party payors                                 6,593            622           (622)  a        6,593
           Due to related parties                                    7,000              -                           7,000
           Accrued expenses and other current liabilities            6,588             33            (33)  a        6,588
           Income taxes payable                                      2,588              -                           2,588
                                                                ----------       --------       --------       ----------
Total current liabilities                                           37,016          1,764         (1,764)          37,016

Deferred income taxes                                                1,471              -                           1,471
                                                                ----------       --------       --------       ----------
Total liabilities                                                   38,487          1,764         (1,764)          38,487

Stockholders' equity

           Common stock                                                142            658           (658)   b         142
           Additional paid-in capital                               89,399          1,210         (1,210)   b      95,159
                                                                                                   5,760    c
           Retained earnings                                         3,784          4,576         (4,576)   b       3,784

Total stockholders' equity                                          93,325          6,444           (684)          99,085
                                                                ----------       --------       --------       ----------
Total liabilities and stockholders' equity                      $  131,812       $  8,208       $ (2,448)      $  137,572
                                                                ==========       ========       ========       ==========


                             RENAL CARE GROUP, INC.
               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET


1.  Basis of Presentation

         The Unaudited Pro Forma Combined Balance Sheet of Renal Care Group, Inc. as of December 31, 1996 gives effect to the acquisition of Indiana Dialysis Services, P.C., Indiana Kidney Center, St. Vincent Dialysis Center, St. Joseph Dialysis Center, Indiana Kidney Center South, LLC and Eastern Indiana Kidney Center (the "Indiana Facilities") as if such acquisition was consummated on December 31, 1996. The Pro Forma adjustments are based on consideration exchanged, including the estimated fair value of assets acquired and liabilities assumed. The actual adjustments, which will be based on valuations of fair value as of the date of acquisition, may differ from those made herein.

2.  Pro Forma Adjustments

          (a)  To reflect assets and liabilities not acquired by the Company

          (b)  To eliminate the equity of the acquired business

          (c)  To record the acquisition as follows:

                  Purchase Price                                        34,860
                  Net Book Value of Assets Acquired                      3,043
                                                                        ------

                  Purchase Price allocated to intangible assets         31,817
                                                                        ======

         The purchase price of the acquisition, including working capital acquired, will be paid with cash of $29,100 and stock of $5,760.

                             RENAL CARE GROUP, INC.
                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                                DECEMBER 31, 1996
                                 (IN THOUSANDS)


                                                          The Company       Acquisition          Pro Forma
                                                          (Historical)      (Historical)        Adjustments      Combined
                                                           ----------        ----------         -----------      ---------
Net Revenue                                                $ 129,518          $  16,942                          $ 146,460
Operating costs and expenses:
           Patient care costs                                 90,122             10,690                            100,812
           General and administrative expenses                13,364              1,951                             15,315
           Provision for doubtful accounts                     2,446                295                              2,741
           Depreciation and amortization                       4,541                526                833  a        5,900
           Merger expenses                                     1,960                -                                1,960
                                                           ---------          ---------                          ---------

Total operating costs and expenses                           112,433             13,462                            126,728
                                                           ---------          ---------                          ---------

Income from operations                                        17,085              3,480                             19,732

Interest, net                                                    619                108             (1,467)  b        (740)
                                                           ---------          ---------                          ---------

Income before taxes                                           17,704              3,588                             18,992

Provision for income taxes                                     6,958                -                1,410   c       7,464
                                                                                                      (904)  d
                                                           ---------          ---------                          ---------
Net Income                                                 $  10,746          $   3,588                          $  11,528
                                                           =========          =========                          =========

Earnings per Share                                         $    0.84                                             $    0.89
                                                           =========                                             =========

Weighted average shares outstanding                           12,739                                   216   e      12,955
                                                           =========                                ======       =========

                             RENAL CARE GROUP, INC.
             NOTES TO UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

1.  Basis of Presentation

         The Unaudited Pro Forma Combined Income Statement for the year ended December 31, 1996 gives effect to the acquisition by the Company of the Indiana Facilities as if the acquisition was consummated on February 6, 1996.

         The pro forma adjustments are based on consideration exchanged, including the estimated fair value of assets acquired, liabilities assumed and common stock issued. The actual adjustments, which will be based on valuations of fair value as of the date of acquisition, may differ from those made herein.

         Earnings per share and weighted average shares outstanding for the year ended December 31, 1996 assume that any shares issued in connection with the acquisition were outstanding for the period presented.

2.  Pro Forma Adjustments

          (a) To record amortization of goodwill from the acquisition on a straight-line basis over 35 years.

          (b) To record a reduction in interest income resulting from the acquisition funded in whole through working capital of the Company.

          (c) To record income taxes as a result of the acquisition. The stockholders of the Indiana Facilities had elected to be taxed as an "S" Corporation with income taxes being paid directly by the stockholders.

          (d) To record income tax effects related to the pro forma adjustments.

          (e) Earnings per share and weighted average shares outstanding assume that all shares issued in connection with the acquisition were outstanding for the period presented.